Exhibit 99.1

For immediate release	For More Information:
F. Scott Dueser, Chairman, President & CEO
325.627.7155

First Financial Bankshares Announces Two-for-One

Stock Split and Increase in Cash Dividend at Annual Meeting

ABILENE, Texas, April 22, 2014 – In connection with the 2014 Annual Shareholders’ Meeting, the Board of Directors of First Financial Bankshares, Inc. (NASDAQ: FFIN) today declared a two-for-one stock split in the form of a 100 percent stock dividend. The stock split will be effective for shareholders of record on May 15, 2014, with distribution on June 2, 2014. The Board also declared a $0.14 per share cash dividend for the second quarter, which will be paid to shareholders of record on June 16, 2014, with payment set for July 1, 2014.

At the Shareholders’ Meeting, shareholders elected Ross H. Smith Jr., Chairman and President of Akrotex Inc. based in Orange, Texas, to the Company’s Board of Directors.

Shareholders also reelected nine existing members to the Board of Directors. The reelected directors are Steven L. Beal, Former President and Chief Operations Officer of Concho Resources Inc., Brownwood; Tucker S. Bridwell, President of Mansfeldt Investment Corporation, Abilene; David Copeland, President, SIPCO, Inc., and Shelton Family Foundation, Abilene; F. Scott Dueser, Chairman, President and CEO of First Financial Bankshares, Abilene; Murray Edwards, Principal, The Edwards Group, Clyde; Ron Giddiens, investment and business consulting, San Angelo; Tim Lancaster, President and CEO of Hendrick Health System, Abilene; Kade Matthews, ranching and investments, Amarillo; and Johnny E. Trotter, President and CEO, Livestock Investors, Ltd., Hereford.

“We are pleased to announce this stock split and an increase in our quarterly cash dividend for our shareholders which represents a 7.7 percent increase,” said F. Scott Dueser, Chairman, President and CEO. “We also welcome Ross Smith to the Board of Directors and know that his business experience and expertise will greatly benefit First Financial Bankshares.”

Shareholders also recognized Joseph E. Canon, Executive Director of the Dodge Jones Foundation, Abilene, Texas, who retired from the board of directors pursuant to the Company’s bylaws after 17 years of dedicated service to the Company, 31 years of service to First Financial Bank, N.A., Abilene and 10 years of service to First Financial Trust & Asset Management Company, N.A.

In other business, shareholders approved the advisory vote on compensation of named executive officers and ratified the Board’s selection of Ernst & Young LLP as the Company’s independent auditors.

About First Financial Bankshares

Headquartered in Abilene, Texas, First Financial Bankshares is a financial holding company that operates 12 banking regions with 60 locations in Texas including Abilene, Acton, Albany, Aledo, Alvarado, Boyd, Bridgeport, Brock, Burleson, Cisco, Cleburne, Clyde, Decatur, Eastland, Fort Worth, Glen Rose, Granbury, Grapevine, Hereford, Huntsville, Keller, Mauriceville, Merkel, Midlothian, Mineral Wells, Moran, Newton, Odessa, Orange, Port Arthur, Ranger, Rising Star, Roby, San Angelo, Southlake, Stephenville, Sweetwater, Trent, Trophy Club, Vidor, Waxahachie, Weatherford and Willow Park. The Company also operates First Financial Trust & Asset Management Company, N.A., with seven locations and First Technology Services, Inc., a technology operating company.

The Company is listed on The NASDAQ Global Select Market under the trading symbol FFIN. For more information about First Financial Bankshares, please visit our website at http://www.ffin.com.

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Certain statements contained herein may be considered “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. These statements are based upon the belief of the Company’s management, as well as assumptions made beyond information currently available to the Company’s management, and may be, but not necessarily are, identified by such words as “expect”, “plan”, “anticipate”, “target”, “forecast” and “goal”. Because such “forward-looking statements” are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from the Company’s expectations include competition from other financial institutions and financial holding companies; the effects of and changes in trade, monetary and fiscal policies and laws, including interest rate policies of the Federal Reserve Board; changes in the demand for loans; fluctuations in value of collateral and loan reserves; inflation, interest rate, market and monetary fluctuations; changes in consumer spending, borrowing and savings habits; and acquisitions and integration of acquired businesses, and similar variables. Other key risks are described in the Company’s reports filed with the Securities and Exchange Commission, which may be obtained under “Investor Relations-Documents/Filings” on the Company’s Web site or by writing or calling the Company at 325.627.7155. Except as otherwise stated in this news announcement, the Company does not undertake any obligation to update publicly or revise any forward-looking statements because of new information, future events or otherwise.